SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

The Managers Funds
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

☒	Filing fee no longer applicable.

800 Connecticut Avenue

Norwalk, Connecticut 06854

800-835-3879

www.managersinvest.com

Managers Small Company Fund

INFORMATION STATEMENT

This information statement is being provided to the shareholders of Managers Small Company Fund (the “Fund”), a series of The Managers Funds, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission. This exemptive order permits the Trust’s investment manager to hire new, unaffiliated subadvisors with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Fund on or about                     , 2006.

The Trust and its Management Agreement

The Fund is a series of the Trust. The Trust has entered into an investment management agreement with respect to the Fund with Managers Investment Group LLC (the “Manager”) dated April 1, 1999, as thereafter amended (the “Management Agreement”). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more subadvisors (the “Subadvisors” and each a “Subadvisor”) to manage the investment portfolio of the Fund, review and monitor the performance of Subadvisors on an ongoing basis, and recommend changes in the roster of Subadvisors to the Trustees as appropriate. The Manager also allocates the Fund’s assets among the Fund’s Subadvisors, if the Fund has more than one Subadvisor. The portion of the Fund’s assets managed by a Subadvisor may be adjusted from time to time in the sole discretion of the Manager. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Subadvisors of the Fund. The Fund, therefore, pays no fees directly to the Subadvisors. The Manager also provides administrative services to the Fund, and receives compensation from the Fund for these services.

The Manager recommends Subadvisors for the Fund to the Trustees based upon the Manager’s continuing quantitative and qualitative evaluation of the Subadvisors’ skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Subadvisor, and the Manager does not expect to recommend frequent changes of Subadvisors.

At any given time, each Subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that Subadvisor (each such agreement, a “Subadvisory Agreement”). The Subadvisor does not provide any services to the Fund under the Subadvisory Agreement except portfolio investment management and related record-keeping services. In accordance with procedures adopted by the Trustees, a Subadvisor, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions or underwriting fees in connection therewith as permitted by Section 17(e) and Rule 10f-3 of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder.

Epoch Investment Partners, Inc. and the New Subadvisory Agreement

Prior to March 8, 2006, the assets of the Fund were managed by a single Subadvisor, Kalmar Investment Advisers (“Kalmar”). At a meeting of the Board of Trustees held on March 3, 2006, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), approved a new Subadvisory Agreement with Epoch Investment Partners, Inc. (“Epoch”), which became effective on March 8, 2006 (the “Epoch Agreement”).

The recommendation to have both Kalmar and Epoch each manage a portion of the Fund, each acting independently of the other and using its own methodology to select portfolio investments, was made by the Manager in the ordinary course of its on-going evaluation of Subadvisor performance and investment strategy, and after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate’s organizational structure, investment process, style and long-term performance record. The recommendation to hire Epoch as a Subadvisor to the Fund was based on the Manager’s belief that Epoch is a high quality investment advisor with a demonstrated ability to select small capitalization equity securities and to manage the overall risk of a portfolio and would be appropriately suited to manage the Fund and that the investment strategy to be used by Epoch for the Fund would complement the investment strategies used by the Fund’s other Subadvisor.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% per annum of the average daily net assets of the Fund. From these fees, under the terms and conditions of the Epoch Agreement, the Manager pays Epoch 0.50% per annum of the average net assets of the portion of the Fund managed by Epoch. Because the fees under the Epoch Agreement are paid by the Manager out of the management fees received by the Manager, there is no change in the expenses of the Fund as a result of the addition of Epoch as a Subadvisor to the Fund.

The Epoch Agreement requires Epoch to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities. The Epoch Agreement has an initial term from March 8, 2006 to July 1, 2007 and then continues in effect, unless terminated as described below, for successive one year periods, so long as the continuance is approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or (b) by the vote of a majority of the Trustees, provided that in either event the continuance is also approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on the continuance. The Epoch Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Epoch Agreement may be terminated: (i) by the Manager at any time, without payment of a penalty, upon notice to Epoch and the Trust, (ii) with respect to the Fund, at any time, without payment of a penalty, by the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund upon notice to Epoch, or (iii) by Epoch at any time, without payment of a penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

The Epoch Agreement provides that Epoch shall not be subject to any liability for any act or omission, error of judgment, or mistake of law or for any loss suffered by the Manager or the Trust in connection with the Epoch Agreement, except by reason of Epoch’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of Epoch’s reckless disregard of its obligations and duties under the Epoch Agreement.

A form of the Epoch Agreement is attached as Exhibit A hereto.

Information about Epoch

The following is a description of Epoch, which is based on information provided by Epoch. Epoch is not affiliated with the Manager.

Epoch, located at 640 Fifth Avenue, 18th Floor, New York, NY 10019, had approximately $2.2 billion in assets under management as of December 31, 2005. Epoch is wholly-owned by Epoch Holding Corporation, shares of which are majority owned (58.5%) by its officers, directors, portfolio managers and other employees and minority owned (41.5%) by public shareholders. The portfolio managers primarily responsible for the day-to-day management of the portion of the Fund managed by Epoch are William W. Priest, David N. Pearl, Joseph W. Donaldson and Michael A. Welhoelter.

Portfolio Managers

Mr. Priest is the Chief Executive Officer, Chief Investment Officer and co-founder of Epoch. Prior to co-founding Epoch in 2004, Mr. Priest was a Co-Managing Partner and Portfolio Manager at Steinberg Priest & Sloane Capital Management, LLC

(“Steinberg Priest”) from March 2001 to April 2004. Prior to that time, he was Chairman, Managing Director and a Portfolio Manager at Credit Suisse Asset Management, LLC (“CSAM”) from May 2000 to March 2001; Chief Executive Officer, Chairman of the Management Committee, Managing Director and Portfolio Manager at CSAM from January 1998 to April 2000; and prior to that CEO and portfolio manager of predecessor BEA Associates from 1989 to 1998. Mr. Priest’s role with respect to the portion of the Fund managed by Epoch is overseeing strategy and risk management.

Mr. Pearl joined Epoch in April 2004 and is a Managing Director and Portfolio Manager. From June 2001 to April 2004, he was a Managing Director and Portfolio Manager at Steinberg Priest where he was responsible for both institutional and private client assets. From 1997 to June 2001, he held a similar portfolio management position at ING Furman Selz Asset Management. Mr. Pearl’s role with respect to the portion of the Fund managed by Epoch is to serve as lead portfolio manager.

Mr. Donaldson joined Epoch in September 2004 and is a Managing Director, Portfolio Manager and Analyst. From October 2001 to September 2004, Mr. Donaldson was a Managing Director, U.S. Equities, at Steinberg Priest where he functioned as a senior analyst with broad responsibility including expertise in both Business and Healthcare Services. From March 1998 to October 2001, Mr. Donaldson was a Senior Analyst at First Manhattan Company. Mr. Donaldson’s role with respect to the portion of the Fund managed by Epoch is to serve as associate portfolio manager and senior analyst.

Mr. Welhoelter joined Epoch in June 2005 and is Managing Director, Portfolio Manager and Head of Quantitative Research. From October 2001 to June 2005, he was a Director and Portfolio Manager in the Quantitative Strategies Group at Columbia Management Group, Inc. From June 1997 to October 2001, he was at Credit Suisse Asset Management Group, where he was a portfolio manager in the Structured Equity group, overseeing long/short market neutral and large cap core products. From May 1986 to June 1997, he was a portfolio manager and quantitative research analyst at Chancellor/LGT Asset Management. Mr. Welhoelter’s role with respect to the portion of the Fund managed by Epoch is to provide assistance in developing and implementing quantitative screens to help the fundamental analyst team screen securities for attractive characteristics that would warrant further fundamental analysis. He works closely with the other portfolio managers, especially during the portfolio construction process.

Epoch Officers and Directors

Information about the principal executive officer and directors of Epoch Holding Corporation is set forth below. The address of each of the principal executive officer and directors is c/o Epoch Holding Corporation, 640 Fifth Avenue, 18th Floor, New York, New York 10009.

Name of Principal Executive Officer or Director	Principal Occupation
William W. Priest Director	Chief Executive Officer of Epoch

Allan R. Tessler Director	Chairman & Chief Executive Officer of International Financial Group, Inc.

Eugene M. Freedman Director	Advisor/Consultant

David R. Markin Director	President of Checker Holdings Corp. IV

Peter A. Flaherty Director	Director Emeritus of McKinsey & Company Managing Director of Arcon Partners

Jeffrey L. Berenson Director	President & Chief Executive Officer of Berenson & Company

Epoch Investment Philosophy

Epoch seeks to generate risk adjusted returns by building portfolios of businesses with attractive risk/reward profiles without running a high degree of capital risk. In analyzing investments, Epoch considers the management quality, business evaluation, financial strength and other external factors. Epoch identifies businesses that it believes are worthy of long-term investment and seeks to construct a diversified portfolio across attractive sectors, limit individual holding sizes and follow a strict sell discipline with low relative portfolio turnover. A stock is typically sold if Epoch believes that the future profitability of a company does not support its current stock price.

Epoch acts as investment adviser with respect to a fund that has a similar investment objective to that of the Fund. Information about the other fund is set out below.

Name of Fund	Current Annual Portfolio Management Fee Rate (as a percentage of average daily net assets)	Approximate Net Assets as of May 1, 2006
GVIT Small Cap Value Fund	0.50% up to $200,000,000 0.45% from $200,000,001 - $400,000,000	$213,400,000

Board of Trustees’ Recommendation

At a meeting held on March 3, 2006, the Trustees, including all of the Independent Trustees of the Trust, unanimously voted to approve the Epoch Agreement. The Trustees were separately represented by independent counsel in their consideration of the Epoch Agreement. In considering the Epoch Agreement for the Fund, the Trustees reviewed a variety of materials relating to the Fund and Epoch, including comparative fee and expense information for an appropriate peer group of similar mutual funds (the “Peer Group”) and other information regarding the anticipated nature, extent and quality of services to be provided by Epoch under the agreement. Prior to voting, the Independent Trustees: (a) reviewed the foregoing information with their independent legal counsel and with management; (b) received materials from legal counsel discussing the legal standards applicable to their consideration of the Epoch Agreement; and (c) met with their independent legal counsel in private session at which no representatives of management were present.

In considering the nature, extent and quality of services to be provided by Epoch under the Epoch Agreement, the Trustees reviewed information relating to Epoch’s financial condition, operations, personnel, and the investment philosophy, strategies and techniques (its “Investment Strategy”) that are intended to be used in managing the Fund. Among other things, the Trustees reviewed biographical information on portfolio management and other professional staff, information regarding Epoch’s organizational and management structure and Epoch’s brokerage policies and practices. The Trustees considered specific information provided regarding the experience of the individual or individuals at Epoch with portfolio management responsibility for the Fund, including the information set forth in the Fund’s Prospectus and Statement of Additional Information. In the course of their deliberations, the Trustees evaluated, among other things: (a) the expected services to be provided by Epoch; (b) the qualifications and experience of Epoch’s personnel; and (c) Epoch’s compliance programs. The Trustees also took into account the financial condition of Epoch with respect to its ability to provide the services required under the Epoch Agreement.

In considering the reasonableness of the subadvisory fee payable by the Manager to Epoch, the Trustees reviewed information provided by the Manager setting forth all revenues and other benefits, both direct and indirect, expected to be received by the Manager and its affiliates attributable to managing the Fund, the anticipated cost of providing such services and the expected profitability to the Manager and its affiliates from these relationships. The Trustees also noted the anticipated asset level of the Fund and the impact on profitability of future growth of assets of the Fund.

In considering the anticipated cost of services to be provided by Epoch under the Epoch Agreement and the profitability to Epoch of its relationship with the Fund, the Trustees noted the anticipated asset level of the Fund and the undertaking by the Manager to maintain an expense limitation for the Fund. The Trustees concluded that the profitability to Epoch of its relationship with the Fund would be reasonable and that no adjustments to the advisory or subadvisory fees are warranted at this time. Also with respect to economies of scale, the Trustees noted that as the Fund’s assets increase over time, the Fund may realize other economies of scale to the extent the increase in assets is proportionally greater than the increase in certain other expenses.

The Trustees noted that the Fund’s advisory fee and anticipated total expenses (net of applicable expense waivers/reimbursements) were higher than the average for the Fund’s Peer Group. The Trustees also noted that the Manager has contractually agreed through May 1, 2007 to limit the Fund’s net annual operating expenses to 1.45%. The Trustees concluded that, in light of the anticipated nature, extent and quality of the services to be provided by the Manager and Epoch, the Manager’s undertaking to limit the total expenses of the Fund and the considerations noted above with respect to Epoch and the Manager, the Fund’s advisory fees are reasonable.

After consideration of the foregoing, the Trustees also reached the following conclusions regarding the Epoch Agreement in addition to the conclusions discussed above: (a) Epoch has the resources to perform its duties under the Epoch Agreement and is qualified to manage the Fund’s assets in accordance with its investment objectives and policies; and (b) Epoch maintains an appropriate compliance program.

Based on all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees concluded that approval of the Epoch Agreement would be in the interests of the Fund and its shareholders. Accordingly, on March 3, 2006, the Trustees, including a majority of the Independent Trustees, voted to approve the Epoch Agreement for the Fund.

ADDITIONAL INFORMATION

The Manager serves as investment manager and administrator of the Trust. The Manager is an indirect wholly-owned subsidiary of Affiliated Managers Group, Inc. (“AMG”). Managers Distributors, Inc. (“MDI”), a wholly-owned subsidiary of the Manager, serves as distributor of the Fund. The Manager and MDI are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854. AMG is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

Financial Information

The Fund’s most recent annual report is available upon request, without charge, by writing to Managers Investment Group, 800 Connecticut Avenue, Norwalk, Connecticut 06854, by calling (800) 835-3879, or by accessing our website at www.managersinvest.com.

Beneficial Owners and Management Ownership

As of May 9, 2006, the following persons or entities owned of record more than 5% of the outstanding shares of the Fund:

Shareholder	Number of Shares Owned	Percentage of Fund
PFPC Wrap Services
FBO Managers Funds
760 Moore Road
King of Prussia, PA 19406	2,517,967	81%

National Financial Services Corp.
SAL Vella
200 Liberty Street
New York, NY 10281	245,777	8%

As of May 9, 2006, the Trust did not know of any person who beneficially owned 5% or more of the outstanding shares of the Fund. As of May 9, 2006, all management personnel (i.e., Trustees and Officers) as a group owned beneficially less than 1% of the outstanding shares of the Fund.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the next meeting of shareholders should submit such proposal to the Trust at a reasonable time before the solicitation is made.

, 2006 By Order of the Trustees, /s/ Christine C. Carsman
CHRISTINE C. CARSMAN Secretary

FORM OF SUBADVISORY AGREEMENT

Attention:

Re:	Subadvisory Agreement

The Managers Small Company Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs Epoch Investment Partners, Inc. (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor’s responsibility for providing portfolio management services hereunder shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund. The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on March 8, 2006 and shall continue in effect until July 1, 2007. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

MANAGERS INVESTMENT GROUP LLC

BY:
Peter M. Lebovitz
Managing Partner

DATE:

Accepted:

BY:

DATE:

Acknowledged:
THE MANAGERS FUNDS

BY:
Peter M. Lebovitz
President

DATE:

SCHEDULES: A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, Managers Investment Group LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.50% of the average net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.